FIRST AMENDMENT TO
364-DAY MCGRAW-HILL CREDIT AGREEMENT

FIRST AMENDMENT, dated as of January 1, 2009 (this “Amendment”), to the 364-Day Credit Agreement, dated as of September 12, 2008 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among THE MCGRAW-HILL COMPANIES, INC., a New York corporation (the “Borrower”), the several banks and other financial institutions from time to time parties thereto (the “Lenders”), BANK OF AMERICA, N.A., as syndication agent (in such capacity, the “Syndication Agent”), DEUTSCHE BANK SECURITIES INC., THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., THE ROYAL BANK OF SCOTLAND PLC and CITIBANK, N.A., as documentation agents,  (in such capacities, the “Documentation Agents”), and JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H :

WHEREAS, the Borrower, the Lenders, the Syndication Agent, the Documentation Agents and the Administrative Agent are parties to the Credit Agreement;

WHEREAS, the Borrower has requested that the Administrative Agent, on behalf of the Lenders, in accordance with Section 6.01 of the Credit Agreement, agree to amend certain provisions contained in the Credit Agreement to provide for guarantor arrangements, and the Administrative Agent is agreeable to such request upon the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the premises herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

I.         Defined Terms.  Unless otherwise defined herein, capitalized terms used herein which are defined in the Credit Agreement are used herein as therein defined.

II.       Amendments to Section 1.01 (Defined Terms).  Section 1.01 of the Credit Agreement is hereby amended as follows by inserting the following definitions in appropriate alphabetical order:

“Guaranteed Obligations” has the meaning set forth in Section 10.01.

“Joinder Agreement” has the form set forth in Annex 1 of this First Amendment to the Credit Agreement.

“Loan Guarantor” means each Loan Party (other than the Borrower).

“Loan Guaranty” means Article X of this Agreement.

“Loan Parties” means the Borrower and any other Person who becomes a party to this Agreement pursuant to a Joinder Agreement and their successors and assigns.

“Obligated Party” has the meaning set forth in Section 10.02.

“Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Loan Parties to the Lenders or to any Lender, the Administrative Agent or any indemnified party arising under the Credit Agreement.

III.       Insertion of Article X (Loan Guaranty).  The Credit Agreement is hereby amended by inserting the following Article in entirety in the appropriate numerical position:

ARTICLE X

Loan Guaranty

                      SECTION 10.01.  Guaranty.  Each Loan Guarantor hereby agrees that it is jointly and severally liable for, and, as primary obligor and not merely as surety, absolutely and unconditionally guarantees to the Lenders the prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of the Obligations and all costs and expenses including, without limitation, all court costs and attorneys’ fees and expenses paid or incurred by the Administrative Agent and the Lenders in endeavoring to collect all or any part of the Obligations from, or in prosecuting any action against, the Borrower, any Loan Guarantor or any other guarantor of all or any part of the Obligations (such costs and expenses, together with the Obligations, collectively the “Guaranteed Obligations”). Each Loan Guarantor further agrees that the Guaranteed Obligations may be extended or renewed in whole or in part without notice to or further assent from it, and that it remains bound upon its guarantee notwithstanding any such extension or renewal. All terms of this Loan Guaranty apply to and may be enforced by or on behalf of any domestic or foreign branch or Affiliate of any Lender that extended any portion of the Guaranteed Obligations.

SECTION 10.02.  Guaranty of Payment.  This Loan Guaranty is a guaranty of payment and not of collection. Each Loan Guarantor waives any right to require the Administrative Agent or any Lender to sue the Borrower, any Loan Guarantor, any other guarantor, or any other person obligated for all or any part of the Guaranteed Obligations (each, an “Obligated Party”), or otherwise to enforce its payment against any collateral securing all or any part of the Guaranteed Obligations.

SECTION 10.03.  No Discharge or Diminishment of Loan Guaranty.  (a) Except as otherwise provided for herein, the obligations of each Loan Guarantor hereunder are unconditional and absolute and not subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Guaranteed Obligations), including:  (i) any claim of waiver, release, extension, renewal, settlement, surrender, alteration, or compromise of any of the Guaranteed Obligations, by operation of law or otherwise; (ii) any change in the corporate existence, structure or ownership of the Borrower or any other guarantor of or other person liable for any of the Guaranteed Obligations; (iii) any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Obligated Party, or their assets or any resulting release or discharge of any obligation of any Obligated Party; or (iv) the existence of any claim, setoff or other rights which any Loan Guarantor may have at any time against any Obligated Party, the Administrative Agent, any Lender, or any other person, whether in connection herewith or in any unrelated transactions.

(b)           The obligations of each Loan Guarantor hereunder are not subject to any defense or setoff, counterclaim, recoupment, or termination whatsoever by reason of the invalidity, illegality, or unenforceability of any of the Guaranteed Obligations or otherwise, or any provision of applicable law or regulation purporting to prohibit payment by any Obligated Party, of the Guaranteed Obligations or any part thereof.

(c)           Further, the obligations of any Loan Guarantor hereunder are not discharged or impaired or otherwise affected by: (i) the failure of the Administrative Agent or any Lender to assert any claim or demand or to enforce any remedy with respect to all or any part of the Guaranteed Obligations; (ii) any waiver or modification of or supplement to any provision of any agreement relating to the Guaranteed Obligations; (iii) any release, non-perfection, or invalidity of any indirect or direct security for the obligations of the Borrower for all or any part of the Guaranteed Obligations or any obligations of any other guarantor of or other person liable for any of the Guaranteed Obligations; (iv) any action or failure to act by the Administrative Agent or any Lender with respect to any collateral securing any part of the Guaranteed Obligations; or (v) any default, failure or delay, willful or otherwise, in the payment or performance of any of the Guaranteed Obligations, or any other circumstance, act, omission or delay that might in any manner or to any extent vary the risk of such Loan Guarantor or that would otherwise operate as a discharge of any Loan Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of the Guaranteed Obligations).

SECTION 10.04.  Defenses Waived.  To the fullest extent permitted by applicable law, each Loan Guarantor hereby waives any defense based on or arising out of any defense of the Borrower or any Loan Guarantor or the unenforceability of all or any part of the Guaranteed Obligations from any cause, or the cessation from any cause of the liability of the Borrower or any Loan Guarantor, other than the indefeasible payment in full in cash of the Guaranteed Obligations. Without limiting the generality of the foregoing, each Loan Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any person against any Obligated Party, or any other person.  The Administrative Agent may, at its election, foreclose on any collateral held by it by one or more judicial or nonjudicial sales, accept an assignment of any such collateral in lieu of foreclosure or otherwise act or fail to act with respect to any collateral securing all or a part of the Guaranteed Obligations, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with any Obligated Party or exercise any other right or remedy available to it against any Obligated Party, without affecting or impairing in any way the liability of such Loan Guarantor under this Loan Guaranty except to the extent the Guaranteed Obligations have been fully and indefeasibly paid in cash.  To the fullest extent permitted by applicable law, each Loan Guarantor waives any defense arising out of any such election even though that election may operate, pursuant to applicable law, to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Loan Guarantor against any Obligated Party or any security.

SECTION 10.05.  Rights of Subrogation.  No Loan Guarantor will assert any right, claim or cause of action, including, without limitation, a claim of subrogation, contribution or indemnification that it has against any Obligated Party, or any collateral, until the Loan Parties and the Loan Guarantors have fully performed all their obligations to the Administrative Agent and the Lenders.

SECTION 10.06.  Reinstatement; Stay of Acceleration.  If at any time any payment of any portion of the Guaranteed Obligations is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, or reorganization of the Borrower or otherwise, each Loan Guarantor’s obligations under this Loan Guaranty with respect to that payment shall be reinstated at such time as though the payment had not been made and whether or not the Administrative Agent and the Lenders are in possession of this Loan Guaranty. If acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of any agreement relating to the Guaranteed Obligations shall nonetheless be payable by the Loan Guarantors forthwith on demand by the Lender.

SECTION 10.07.  Taxes.  All payments of the Guaranteed Obligations will be made by each Loan Guarantor free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if any Loan Guarantor shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Loan Guarantor shall make such deductions and (iii) such Loan Guarantor shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

SECTION 10.08.  Maximum Liability.  The provisions of this Loan Guaranty are severable, and in any action or proceeding involving any state corporate law, or any state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Loan Guarantor under this Loan Guaranty would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such Loan Guarantor’s liability under this Loan Guaranty, then, notwithstanding any other provision of this Loan Guaranty to the contrary, the amount of such liability shall, without any further action by the Loan Guarantors or the Lenders, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the relevant Loan Guarantor’s “Maximum Liability”.  This Section with respect to the Maximum Liability of each Loan Guarantor is intended solely to preserve the rights of the Lenders to the maximum extent not subject to avoidance under applicable law, and no Loan Guarantor nor any other person or entity shall have any right or claim under this Section with respect to such Maximum Liability, except to the extent necessary so that the obligations of any Loan Guarantor hereunder shall not be rendered voidable under applicable law. Each Loan Guarantor agrees that the Guaranteed Obligations may at any time and from time to time exceed the Maximum Liability of each Loan Guarantor without impairing this Loan Guaranty or affecting the rights and remedies of the Lenders hereunder, provided that, nothing in this sentence shall be construed to increase any Loan Guarantor’s obligations hereunder beyond its Maximum Liability.

SECTION 10.09.  Contribution.  In the event any Loan Guarantor (a “Paying Guarantor”) shall make any payment or payments under this Loan Guaranty or shall suffer any loss as a result of any realization upon any collateral granted by it to secure its obligations under this Loan Guaranty, each other Loan Guarantor (each a “Non-Paying Guarantor”) shall contribute to such Paying Guarantor an amount equal to such Non-Paying Guarantor’s “Applicable Percentage” of such payment or payments made, or losses suffered, by such Paying Guarantor.  For purposes of this Article X, each Non-Paying Guarantor’s “Applicable Percentage” with respect to any such payment or loss by a Paying Guarantor shall be determined as of the date on which such payment or loss was made by reference to the ratio of (i) such Non-Paying Guarantor’s Maximum Liability as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder) or, if such Non-Paying Guarantor’s Maximum Liability has not been determined, the aggregate amount of all monies received by such Non-Paying Guarantor from the Borrower after the date hereof (whether by loan, capital infusion or by other means) to (ii) the aggregate Maximum Liability of all Loan Guarantors hereunder (including such Paying Guarantor) as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder), or to the extent that a Maximum Liability has not been determined for any Loan Guarantor, the aggregate amount of all monies received by such Loan Guarantors from the Borrower after the date hereof (whether by loan, capital infusion or by other means).  Nothing in this provision shall affect any Loan Guarantor’s several liability for the entire amount of the Guaranteed Obligations (up to such Loan Guarantor’s Maximum Liability).  Each of the Loan Guarantors covenants and agrees that its right to receive any contribution under this Loan Guaranty from a Non-Paying Guarantor shall be subordinate and junior in right of payment to the payment in full in cash of the Guaranteed Obligations.  This provision is for the benefit of both the Administrative Agent, the Lenders and the Loan Guarantors and may be enforced by any one, or more, or all of them in accordance with the terms hereof.

SECTION 10.10. Organization, Powers and Good Standing.  Each Loan Guarantor is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.  Each Loan Guarantor has all requisite power and authority (i) to own and operate its properties and to carry on its business as now conducted and proposed to be conducted, except where the lack of power and authority would not have a Material Adverse Effect and (ii) to enter into this Agreement and to carry out the transactions contemplated hereby.

SECTION 10.11. Authorization.  (a) The execution, delivery and performance of this Agreement have been duly authorized by all necessary action by each Loan Guarantor.

(b)  The execution, delivery and performance by each Loan Guarantor of this Agreement will not (i) violate any provision of law applicable to such Loan Guarantor, (ii) violate the formation documents of such Loan Guarantor, (iii) violate any order, judgment or decree of any court or other agency of government binding on such Loan Guarantor, conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any contractual obligation of such Loan Guarantor, result in or require the creation or imposition of any Lien upon any of the material properties or assets of such Loan Guarantor or require any approval or consent of any Person under any contractual obligation of such Loan Guarantor other than such approvals and consents which have been or will be obtained on or before the Effective Date; except for any violation, conflict, default, breach, lien or lack of approval the existence of which would not have a Material Adverse Effect.

(c)  This Agreement is a legally valid and binding obligation of each Loan Guarantor, enforceable against such Loan Guarantor in accordance with its respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

IV.       Conditions to Effectiveness.  This Amendment shall become effective as of the date set forth above upon satisfaction of the following conditions precedent:

(a)     the Administrative Agent shall have received counterparts of this Amendment executed by Borrower and the Administrative Agent in accordance with Section 9.01 of the Credit Agreement; and

(b)     all documents, instruments and other legal matters in connection with this Amendment shall be in form and substance reasonably satisfactory to the Administrative Agent.

V.        Reference to and Effect on the Credit Agreement; Limited Effect.  On and after the date hereof, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby.  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under the Credit Agreement, nor constitute a waiver of any provisions of the Credit Agreement.  Except as expressly amended herein, all of the provisions and covenants of the Credit Agreement is and shall continue to remain in full force and effect in accordance with the terms thereof and is hereby in all respects ratified and confirmed.

VI.       Representations and Warranties.  The Borrower, as of the date hereof and after giving effect to this Amendment, hereby confirms, reaffirms and restates the representations and warranties made by it in Article III of the Credit Agreement (except for Sections 3.04 and 3.05(ii) and those representations or warranties or parts thereof that, by their terms, expressly relate solely to a specific date, in which case such representations and warranties shall be true and correct in all material respects as of such specific date); provided that each reference to the Credit Agreement therein shall be deemed to be a reference to the Credit Agreement after giving effect to this Amendment.

VII.      Costs and Expenses.  The Borrower agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent.

VIII.     Counterparts.  This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts (which may include counterparts delivered by facsimile transmission) and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  Any executed counterpart delivered by facsimile transmission shall be effective as an original for all purposes hereof.  The execution and delivery of this Amendment by the Borrower or the Administrative Agent shall be binding upon the Borrower, the Administrative Agent, each Lender and each of its successors and assigns (including transferees of its Commitments and Loans in whole or in part prior to effectiveness hereof) and binding in respect of all of its Commitments and Loans, including any acquired subsequent to its execution and delivery hereof and prior to the effectiveness hereof.

IX.       GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first written above.

THE MCGRAW-HILL COMPANIES, INC.

By:	/s/ Robert J. Bahash
	Name:	Robert J. Bahash
	Title:	Executive Vice President and Chief Financial Officer

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:	/s/ Sharon Bazbaz
	Name:	Sharon Bazbaz
	Title:	Vice President

[Signature Page to 364-Day Amendment]

Annex 1
to Amendment

JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Agreement”), dated as of __________, ____, 200_, is entered into between ________________________________, a _________________ (the “New Subsidiary”) and JPMORGAN CHASE BANK, N.A., in its capacity as administrative agent (the “Administrative Agent”) under that certain 364-Day Credit Agreement, dated as of September 12, 2008 among The McGraw-Hill Companies (the “Borrower”), the Lenders party thereto and the Administrative Agent (as the same may be amended, modified, extended or restated from time to time, the “Credit Agreement”).  All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement.

The New Subsidiary and the Administrative Agent, for the benefit of the Lenders, hereby agree as follows:

1.          The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a “Loan Guarantor” for all purposes of the Credit Agreement and shall have all of the obligations of a Loan Guarantor thereunder as if it had executed the Credit Agreement.  The New Subsidiary hereby agrees to be bound by all of the guaranty obligations set forth in Article X of the Credit Agreement.  Without limiting the generality of the foregoing terms of this paragraph 1, the New Subsidiary, subject to the limitations set forth in Section 10.08 of the Credit Agreement, hereby guarantees, jointly and severally with any other Loan Guarantor, to the Administrative Agent and the Lenders, as provided in Article X of the Credit Agreement, the prompt payment and performance of the Guaranteed Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof and agrees that if any of the Guaranteed Obligations are not paid or performed in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise), the New Subsidiary will, jointly and severally together with any other Loan Guarantor, promptly pay and perform the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

2.          If required, the New Subsidiary is, simultaneously with the execution of this Agreement, executing and delivering such other documents and instruments as requested by the Administrative Agent in accordance with the Credit Agreement.

3.         The address of the New Subsidiary for purposes of Section 9.01 of the Credit Agreement is as follows:

__________________________________________________
__________________________________________________
__________________________________________________
__________________________________________________

4.          The New Subsidiary hereby waives acceptance by the Administrative Agent and the Lenders of the guaranty by the New Subsidiary upon the execution of this Agreement by the New Subsidiary.

5.          This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.

6.          THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the New Subsidiary has caused this Agreement to be duly executed by its authorized officer, and the Administrative Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

[NEW SUBSIDIARY]

By:
Name:
Title:

Acknowledged and accepted:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:
Name:
Title:

Annex 2
to Amendment

Supplement to Schedule 3.01

MATERIAL SUBSIDIARIES

STANDARD & POOR’S FINANCIAL SERVICES LLC